EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of __________ _____, 20__, between WW International, Inc., a Virginia corporation (the “Company”), and _________________________ (“Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined in accordance with its good faith business judgment that the ability to attract and retain qualified persons as directors and executive officers is in the best interests of the Company and that the Company should act to assure such persons that there shall be adequate certainty of protection against risks of claims and actions against them arising out of their service to and activities on behalf of the Company and its subsidiaries; and

WHEREAS, the Company has adopted provisions in its Third Amended and Restated Articles of Incorporation (“Articles of Incorporation”) regarding indemnification against liabilities and advancement and reimbursement of expenses for its directors and executive officers and the Company wishes to make further provision with respect thereto as permitted by the Articles of Incorporation and Section 13.1-704.B of the Virginia Stock Corporation Act (the “Virginia Act”); and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and to continue to serve as directors and/or executive officers of the Company and in any other capacity with respect to the Company or its subsidiaries with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of litigation are to be borne by the Company and that they shall receive appropriate protection against such risks and liabilities, the Board has determined in accordance with its good faith business judgment of the best interests of the Company that this Agreement is in the best interests of the Company; and

WHEREAS, the Company desires to have Indemnitee become or continue to serve as a director and/or executive officer of the Company, and in any other capacity with respect to the Company or any of its subsidiaries as the Company may request, free from undue concern for legal risks and personal liabilities by reason of Indemnitee’s performing his or her duties to the Company or its subsidiaries; and Indemnitee desires so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity and other protections set forth herein.

Now, therefore, in consideration of Indemnitee’s agreement to provide, or continue to provide, services to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Service by Indemnitee.
(a)
If Indemnitee is currently or is about to become a director of the Company, Indemnitee shall continue to serve in that capacity so long as Indemnitee is duly elected or appointed and until such time as Indemnitee’s successor is elected and qualified or Indemnitee is removed as permitted by law or tenders his or her resignation in writing.

(b)
If Indemnitee is currently or is about to become an executive officer of the Company, Indemnitee shall continue to serve in that capacity at the pleasure of the Board and until such time as Indemnitee’s successor is elected and qualified or Indemnitee is removed as permitted by law or tenders his or her resignation in writing.
(c)
If at any time while Indemnitee is a director or executive officer of the Company, Indemnitee is also acting as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any subsidiary of the Company or any other entity in which the Company, directly or indirectly, has an equity or ownership interest or has the right or ability to elect or appoint such person in such capacity at such other entity, Indemnitee shall be deemed for all purposes of this Agreement to have been serving in such capacity at the request of the Company. Indemnitee shall be considered to be serving an employee benefit plan at the Company’s request if Indemnitee’s duties to the Company also impose duties on, or otherwise involve services by, Indemnitee to the plan or participants in or beneficiaries of the plan.
2.
Indemnification Against Liability and Advancement of Expenses. The Company shall hold harmless and indemnify Indemnitee against all Liability and, subject to Section 6 below, shall pay to Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by Indemnitee, to the fullest extent permitted by the Virginia Act in effect on the date of this Agreement or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to Section 3(b), the Company shall not be obligated under this Agreement:
(a)
to indemnify Indemnitee or advance or reimburse Expenses to the extent expressly prohibited by applicable law or the Articles of Incorporation;
(b)
to indemnify Indemnitee for any payment that has previously been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the Articles of Incorporation, the Amended and Restated Bylaws of the Company (the “Bylaws”), or agreement of the Company or any other company or organization, except in respect of any Expenses or Liability exceeding the payment under such insurance, indemnity clause, provision of the Articles of Incorporation, Bylaws or agreement;
(c)
to indemnify Indemnitee or advance or reimburse Expenses in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims), initiated by Indemnitee except (i) in a judicial proceeding or arbitration pursuant to Section 9 below to enforce rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company or (ii) if such action, suit or proceeding, or part thereof, was authorized by the Board; or
(d)
to indemnify Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company or under a clawback policy adopted by the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).
3.
Indemnification.
(a)
Except as limited by Section 2 above, the Company shall indemnify and hold harmless Indemnitee against all Liability incurred in any Proceeding, including a Proceeding brought by or in the right of the Company, by reason of the fact that Indemnitee is or was a director and/or executive officer of the Company, or while a director and/or executive officer of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; or by reason of anything done or not done by Indemnitee in any such capacity; provided, however, that no such indemnification shall be made against willful misconduct or a knowing violation of the criminal law.
(b)
Notwithstanding any other provisions of this Agreement to the contrary, the Company shall indemnify Indemnitee if he or she was wholly successful, on the merits or otherwise, in the defense of any Proceeding, including a Proceeding brought by or in the right of the Company, to which Indemnitee was a party because Indemnitee is or was a director and/or executive officer of the Company, or while a director and/or executive officer of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan, against all Expenses in connection with such Proceeding.
4.
Partial Indemnification Against Liability and Advancement of Expenses. If Indemnitee is entitled under any provision of this Agreement to (a) indemnification for some or a portion of the Liability in any Proceeding, and/or (b) advancement or reimbursement of some or a portion of the Expenses but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Liability and advance to or reimburse Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
5.
Payment of Expenses as a Witness. The Company shall pay directly or promptly reimburse Indemnitee all Expenses incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee receives a subpoena or appears as or is threatened to be made a witness as a result of or related to Indemnitee’s service as a director and/or executive officer of the Company, or while a director and/or executive officer of the Company, Indemnitee’s service at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan, in any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative, investigative, legislative or other nature, and whether formal or informal, to which Indemnitee neither is, nor is threatened to be made, a party.
6.
Payment of Expenses as a Party. At the request of Indemnitee, the Company shall pay directly or promptly reimburse Indemnitee in advance of the final disposition of any Proceeding of the nature described in Sections 3 or 4, including a Proceeding brought by or in the right of the Company, to which Indemnitee is, or is threatened to be made, a party, all Expenses incurred by Indemnitee in connection with such Proceeding if Indemnitee furnishes to the Company a written undertaking, executed personally or on Indemnitee’s behalf, to repay any funds advanced or reimbursed if it is ultimately determined in a final, nonappealable adjudication that Indemnitee is not entitled to be indemnified. One such written undertaking shall suffice for the duration of such Proceeding. Such undertaking shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment. To receive an advancement or reimbursement of Expenses under this Agreement, Indemnitee shall from time to time submit written requests to the Secretary of the Company. Such requests shall reasonably evidence the Expenses incurred by Indemnitee. Each such advancement or reimbursement of Expenses shall be made within 20 calendar days after the receipt by the Company of the written request therefor. Indemnitee’s entitlement to advancement or reimbursement of such Expenses shall include those incurred in connection with any action, suit or proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to Section 9 below (including the enforcement of this provision).
7.
Determination of Entitlement to Indemnification; Authorization of Payment.
(a)
To receive indemnification against Liability under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is both reasonably available to Indemnitee and necessary to determine whether indemnification is payable under this Agreement.
(b)
The determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification; provided, however, that such period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. Any amounts incurred by Indemnitee in connection with a request for indemnification or advancement of Expenses hereunder, under any other agreement, any provision of the Articles of Incorporation, the Bylaws or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such amounts and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

(c)
Upon written request by Indemnitee for indemnification pursuant to Section 7(a) above, the determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by:
(i)
the Board, acting by a majority vote of Disinterested Directors (provided there are at least two such directors);
(ii)
if there are not at least two Disinterested Directors, the Company’s Virginia Legal Counsel, or in the event for any reason such Virginia Legal Counsel is unwilling to so serve, then Virginia Legal Counsel mutually acceptable to the Company and Indemnitee; or
(iii)
in the event that there has been a Change of Control after the date of the alleged act or omission with respect to which indemnification is sought by Indemnitee, Virginia Legal Counsel selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clauses (i)-(ii) shall apply).
(d)
If the determination is to be made by Virginia Legal Counsel, then the party entitled to select Virginia Legal Counsel pursuant to clause (c) above shall give written notice to the other party advising it of the identity of the Virginia Legal Counsel. Following such selection of Virginia Legal Counsel, Indemnitee or the Company, as the case may be, may, within 10 days after written notice of selection of such Virginia Legal Counsel shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Virginia Legal Counsel so selected does not meet the requirements of “Virginia Legal Counsel” as defined in Section 16 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Virginia Legal Counsel. If such written objection is so made and substantiated, the Virginia Legal Counsel so selected may not serve as Virginia Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof and the final disposition of the Proceeding, no Virginia Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Virginia Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other’s selection of Virginia Legal Counsel and/or for the appointment as Virginia Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Virginia Legal Counsel under Section 7(c) hereof upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9 below, Virginia Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(e)
Each of the Company and Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to such party and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(f)
If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within 30 days after such determination.
8.
Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s written request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination of entitlement to indemnification as provided in Section 7 above that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder, and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination within the 30-day period prescribed in Section 7 above, a requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be absolutely entitled to such indemnification, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement.
9.
Remedies of Indemnitee in Cases of Determination Not to Indemnify Against Liability or to Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8 above, or if payment of Expenses is not made pursuant to Sections 5 or 6 above, Indemnitee shall be entitled to final adjudication in a Virginia Court of entitlement to such indemnification against Liability or payment of Expenses. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The determination in any such judicial proceeding or arbitration shall be made de novo, and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 7 or 8 above that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Sections 7 or 8 above that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification. The Company is precluded from asserting in any such proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and will stipulate in any the Virginia Court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification against Liability or payment of Expenses hereunder, the Company shall pay all Expenses incurred by Indemnitee with respect to such adjudication or award in arbitration (including any appellate proceedings).
10.
Other Rights to Indemnification and Advancement; No Duplication of Payments; Contribution.
(a)
The indemnification against Liability and advancement of Expenses provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Articles of Incorporation or Bylaws, vote of shareholders or Disinterested Directors, provision of law, agreement, policies of insurance or otherwise (including with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify or advance Expenses to Indemnitee under the provisions of this Agreement or otherwise).
(b)
The Company shall not be required under this Agreement to make any payment to Indemnitee to the extent the underlying Liability or Expense has previously been paid or reimbursed, whether under a source identified in Section 10(a) above or otherwise (the “Other Payment”). To the extent Indemnitee receives the Other Payment for the underlying Liability or Expense after payment has been made by the Company under this Agreement, Indemnitee shall promptly reimburse the Company for such payment after receipt by Indemnitee of such Other Payment.
(c)
Whether or not the indemnification provided in Sections 3 and 4 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(d)
Without diminishing or impairing the obligations of the Company set forth in Section 10(c), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred or paid or payable by Indemnitee or on Indemnitee’s behalf in proportion to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions. The relative fault of the Company (and its other directors, officers, employees and agents), other than

Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(e)
The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(f)
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses or Liability, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding and (ii) the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.
11.
Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses incurred by Indemnitee. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.
12.
Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director and/or an executive officer of the Company and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director and/or an executive officer of the Company or while a director and/or an executive officer of the Company was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.
13.
Notification and Defense of Claim.
(a)
Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement,

notify the Company in writing of the commencement thereof, but the omission so to notify the Company shall not relieve it from any liability that it may have to Indemnitee.
(b)
In the event the Company may be obligated to make any indemnity or is obligated to pay or reimburse Expenses in connection with a Proceeding (other than a Proceeding brought by or in the right of the Company) pursuant to this Agreement:
(i)
The Company shall be entitled to participate therein at its own expense.
(ii)
Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, and the fees and expenses of Indemnitee’s counsel shall be at the expense of Indemnitee, provided that if (A) the employment of separate counsel by Indemnitee at the Company’s expense is authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not continue to retain such counsel or has failed to defend such Proceeding, then the expenses of Indemnitee’s separate counsel shall be considered an Expense subject to payment or reimbursement under Section 6.
(c)
If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected by or on behalf of Indemnitee without the Company’s written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not, without Indemnitee’s written consent (which may be provided or withheld in Indemnitee’s sole discretion), consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters.
14.
Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee as set forth in this Agreement to the fullest enforceable extent.

15.
Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.
16.
Definitions and References. For purposes of this Agreement:
(a)
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity, and further provided, that any calculation of securities beneficially owned by a Beneficial Owner shall include securities that are the subject of a derivative that creates for the Beneficial Owner the economic equivalent of ownership in such securities for the Beneficial Owner by tying the value of the derivative to the price or value of such securities.
(b)
“Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)
Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii)
Change in Board of Directors. During any period of two consecutive years, if the individuals who as of the date hereof constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board.
(iii)
Corporate Transactions. The effective date of a merger, share exchange or consolidation of the Company with any other entity, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger, share exchange or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger, share exchange or consolidation and with the power to elect a majority of the Board or other governing body of such surviving entity;
(iv)
Dissolution or Disposition of Assets. The approval by the shareholders of the Company of the dissolution of the Company or of an agreement for the sale or disposition by the Company of the Company’s assets that requires shareholder approval pursuant to Section 13.1-724 of the Virginia Act (or any successor provision); or
(v)
Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
(c)
“Disinterested Director” shall have the meaning given in the Virginia Act from time to time.
(d)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(e)
“Expenses” includes, without limitation, all reasonable fees, costs and expenses incurred in connection with the defense or settlement of any Proceeding and associated attorneys’ fees and expenses, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, expenses related to photocopying, transcripts, computer research and travel, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification against any Liability or advancement of Expenses hereunder, but (i) shall not include the amount of any Liability and (ii) shall not include attorneys’ fees and expenses that are payable by Indemnitee under Section 13(b) above. Any evaluation as to reasonableness of Expenses for which Indemnitee seeks advancement or reimbursement pursuant to this Agreement shall be made in the same manner as an authorization of indemnification as described in Section 7 above. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.
(f)
“Liability” means, with respect to any Proceeding, the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to an employee benefit plan.
(g)
“Person” or “person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(h)
“Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise, against Indemnitee, whether of a civil, criminal, administrative, arbitrative, investigative, legislative or other nature, and whether formal or informal, by reason of the fact that Indemnitee is or was a director and/or an executive officer of the Company, or while a director and/or an executive officer of the

Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan, or by reason of anything done or not done by Indemnitee in such capacity, whether or not Indemnitee is serving in such capacity at the time any Liability or Expense is incurred for which indemnification or advancement can be provided under this Agreement.
(i)
“Virginia Legal Counsel” means the Company’s principal Virginia Legal Counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved.
(j)
“Virginia Court” shall mean a state or federal court in the Commonwealth of Virginia.
17.
Other Provisions.
(a)
This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9 above, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a Virginia Court, and not in any other court, (ii) consent to submit to the exclusive jurisdiction of the Virginia Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Virginia Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Virginia Court has been brought in an improper or inconvenient forum.
(b)
This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
(c)
This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an executive officer of the Company, and, if Indemnitee is an executive officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.
(d)
Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person (other than another past, present or future director and/or executive officer of the Company, in such capacity) for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e)
No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
(f)
Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

WW INTERNATIONAL, INC.

By:

Title:

INDEMNITEE